Exhibit 3.3.10

ARTICLES OF ORGANIZATION

OF

AMC OF MARYLAND, LLC

ARTICLE I

ORGANIZER

I, Robert F. Miller, whose post office address is 102 W. Pennsylvania Avenue, Suite 600, Towson, Maryland 21204, being a natural person at least eighteen (18) years old and a person authorized and directed by the members to execute and file these Articles, do hereby form a limited liability company pursuant to the Maryland Limited Liability Company Act.

ARTICLE II

NAME

The name of the limited liability company (the “Company”) is:

“AMC OF MARYLAND, LLC”

ARTICLE III

PURPOSES

The object and purpose for which this Company is formed and the business to be carried on or promoted by it is: (i) to conduct the business of dealing in all kinds of spirits, beers, wines, and beverages at retail and to do all things incidental thereto, and to have all of the powers conferred upon limited liability companies organized under the provisions of the Maryland General Corporations and Associations law; (ii) to conduct business in any state for any lawful purpose to the fullest extent set forth in § 4A-201 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time; and (iii) to do all things necessary, convenient, or incidental to the foregoing.

ARTICLE IV

PRINCIPAL OFFICE AND AGENT

The principal office, mailing address and place of business of the Company is 1717 North Rolling Road, Security Square, Baltimore, Maryland 21244. The name and address of the resident agent of the Company is Corporate Creations Network Inc., 2 Wisconsin Circle #700, Chevy Chase, Maryland 20815.

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 10/26/16.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY:	/s/ Shirley Adams	, Custodian

This stamp replaces our previous certification system. Effective: 6/95

ARTICLE V

DURATION

The Company shall have a perpetual existence.

ARTICLE VI

RESTRICTIONS ON AUTHORITY

The authority of the members of the Company to act for the Company, solely by virtue of their being members, is limited as set forth in the operating agreement of the Company, as amended from time to time.

IN WITNESS WHEREOF, the undersigned, duly authorized to form AMC of Maryland, LLC, hereby executes, as of the 30th day of April, 2015, these Articles of Organization.

/s/ Robert F. Miller
Robert F. Miller, Authorized Person

STATEMENT OF RESIDENT AGENT

As of the date first set forth above, I hereby confirm that Corporate Creations Network Inc. is a corporation created and existing under the laws of the State of Maryland and consent on, its behalf, to the designation in the attached instrument to serve as the resident agent in the State of Maryland for AMC of Maryland, LLC.

Corporate Creations Network Inc.

By:	/s/ Michael Reinhold
Name:	Michael Reinhold
Title:	Vice President

CUST ID: 0003250885
WORK ORDER: 0004467465
DATE: 05-08-2015 10:42 AM
AMT. PAID: $155.00

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE ** ** KEEP WITH DOCUMENT **

DOCUMENT CODE 40 BUSINESS CODE ______

1000362007938485

ID # W16515322 ACK # 1000362007938485
PAGES: 0003
AMC OF MARYLAND, LLC

MAIL
BACK

05/08/2015 AT 10:42 A WO # 0004467465

______

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging (Transferor) ______

Surviving (Transferee) ______

New Name ______

	FEES REMITTED
Base Fee:	100
Org. & Cap. Fee:	
Expedite Fee:	50
Penalty:	
State Recordation Tax:	
State Transfer Tax:	
______ Certified Copies	
Copy Fee:	
______ Certificates	
Certificate of Status Fee:	
Personal Property Filings:	
Mail Processing Fee:	5
Other:	
TOTAL FEES:	155

______ Change of Name
______ Change of Principal Office
______ Change of Resident Agent
______ Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code

______ Adoption of Assumed Name

______ Other Change(s)

Code 150

Attention: ______

Mail: Names and Address

ROYSTON, MUELLER, MCLEAN & REID
#600
102 W. PENN AVE
TOWSON MD 21204-4575

Credit Card ______ Check ______ Cash ______

______ Documents on ______ Checks

Approved By: 9

Keyed By: ______

COMMENT(S):

Stamp Work Order and Customer Number HERE